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                                                                  EXHIBIT NO. 11

CANYON RESOURCES CORPORATION
CALCULATION OF PRIMARY AND FULLY-DILUTED
EARNINGS PER SHARE

                                                                Three Months Ended March 31
                                                                1997                  1996
                                                             ----------            ----------
Computation for Statement of Income (A)
-----------------------------------------------------------
Adjustment to net (loss) per statements
  of income to amount used in earnings
  per share computation:
     (Loss) before extraordinary items                        ($310,700)            ($828,200)
      Add-interest on  convertible debentures,
        net of tax effect                                            --                   (B)
                                                             ----------            ----------
Net (loss), as adjusted                                       ($310,700)            ($828,200)
                                                             ==========            ==========

Adjustment to weighted average shares outstanding
  to amount used in earnings per share
  computation:
      Weighted average shares outstanding                    37,538,400            27,272,000
      Add-Shares issuable from assumed exercise of
      convertible debentures                                         --                   (B)
      Add-Shares issuable from assumed exercise
      of options and warrants                                       (B)                   (B)
                                                             ----------            ----------

Weighted average shares outstanding, as adjusted             37,538,400            27,272,000
                                                             ==========            ==========

  Net (loss)  per common share                                   ($0.01)               ($0.03)
                                                             ==========            ==========

(A) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(B) Effect is antidilutive, so amounts are not included in the earnings loss per share calculation.